UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TPG Specialty Lending, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

In connection with the proposal to reduce the Company’s minimum asset coverage ratio to 150% as permitted under Section 61(a)(2) of the Investment Company Act of 1940 Act, as amended by the Small Business Credit Availability Act (the “Proposal”), TPG Specialty Lending, Inc. (the “Company”) intends to file a preliminary proxy statement and an accompanying proxy card with the SEC. Below is an excerpt of the Company’s earnings press release, dated August 1, 2018, discussing the Proposal.

***

The Company announced that its Board of Directors has approved the reduction of the Company’s minimum asset coverage ratio to 150%, effective August 1, 2019, as permitted under Section 61(a)(2) of the Investment Company Act of 1940 Act, as amended by the Small Business Credit Availability Act, following an extensive review of the Company’s plan with respect to increased leverage flexibility. The Company also announced it will seek stockholder approval for the application of the lower minimum asset coverage ratio at a special meeting of stockholders, so that the Company may increase its leverage limitation under the 1940 Act sooner than August 1, 2019. The date of the special meeting has not yet been determined. If the proposal is approved by the Company’s stockholders at the special meeting, the application of the 150% minimum asset coverage ratio would be effective as of the day after the special meeting. Once the 150% minimum asset coverage ratio is in effect (either after a special meeting or on August 1, 2019), TSL Advisers, LLC (“the Adviser”) intends to waive a portion of the Management Fee payable under the Company’s Investment Advisory Agreement by reducing the Management Fee on assets financed with leverage in excess of 1.0x debt to equity. Pursuant to the waiver, the Adviser intends to waive the portion of the Management Fee in excess of an annual rate of 1.0% (0.250% per quarter) on the average value of the Company’s gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company’s net asset value at the end of the two most recently completed calendar quarters. Upon the effectiveness of the lower minimum asset coverage ratio requirement, the Company’s revised financial policy is to increase its target debt to equity range from 0.75x-0.85x to 0.90x-1.25x.

***

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. The Company undertakes no duty to update any forward-looking statements made herein.

Important Information For Stockholders

In connection with the proposal to reduce the Company’s minimum asset coverage ratio to 150%, the Company intends to file a preliminary proxy statement and an accompanying proxy card with the SEC. The information contained in the preliminary proxy statement will not be complete and may be changed. The Company will also file with the SEC a definitive version of the proxy statement and accompanying proxy card that will be sent or provided to stockholders when available. The Company advises its stockholders and other interested persons to read the proxy statement and other proxy materials as they become available because they will contain important information. The proxy materials will become available at no charge on the SEC’s website at http://www.sec.gov and on the Company’s website at http://www.tpgspecialtylending.com. In addition, the Company will provide copies of the proxy statement without charge upon request.